Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Lisa Elliott Dennard Lascar Associates lelliott@dennardlascar.com 713-529-6600	Danny Gibbons SVP & CFO investorrelations@wtoffshore.com 713-624-7326

W&T Offshore Announces Commencement of Exchange Offer and Consent Solicitation

HOUSTON, July 25, 2016 – W&T Offshore, Inc. (NYSE: WTI) (the “Company”) today announced the commencement of an exchange offer and consent solicitation to eligible holders of its outstanding 8.500% Senior Notes due 2019 (the “Existing Notes”) for up to (i) 62,100,000 shares of common stock, par value $0.00001 per share, of the Company (the “Shares”), (ii) $202.5 million aggregate principal amount of its new Senior Second Lien PIK Toggle Notes due 2020 (the “New Second Lien Notes”) and (iii) $180.0 million aggregate principal amount of its new Senior PIK Toggle Notes due 2021 (the “New Unsecured Notes,” together with the New Second Lien Notes, the “New Notes” and, together with the Shares, the “New Securities”) pursuant to the terms of the offering memorandum and consent solicitation statement and the related letter of transmittal and consent (together, the “Offering Documents”). Concurrently with the exchange offer, the Company is soliciting consents from holders of the Existing Notes to a proposed amendment to the indenture governing the Existing Notes in order to permit the issuance of the New Second Lien Notes. The following table sets forth the consideration to be offered to eligible holders of the Existing Notes in the exchange offer:

Existing Notes to be Exchanged (CUSIP No. / ISIN)	Aggregate Principal Amount Outstanding	Total Exchange Consideration for each $1,000 Principal Amount of Existing Notes if Tendered Prior to or on the Early Participation Date	Exchange Consideration for each $1,000 Principal Amount of Existing Notes if Tendered After the Early Participation Date
8.500% Senior Notes due 2019 (92922P AC0 / US92922PAC05)	$900,000,000	(i) 69 Shares; (ii) $225 principal amount of New Second Lien Notes; and (iii) $200 principal amount of New Unsecured Notes	(i) 69 Shares; (ii) $200 principal amount of New Second Lien Notes; and (iii) $200 principal amount of New Unsecured Notes

The total exchange consideration to be received by eligible holders of Existing Notes who validly tender and do not validly withdraw their Existing Notes prior to 5:00 p.m., New York City time, on August 8, 2016 (as it may be extended, the “Early Participation Date”), will include an early tender premium equal to $25 principal amount of New Second Lien Notes per $1,000 principal amount of Existing Notes accepted for exchange.

W&T Offshore, Inc. • Nine Greenway Plaza, Suite 300 • Houston, Texas 77046 • 713-626-8525 • www.wtoffshore.com

For Existing Notes validly tendered after the Early Participation Date and on or before the Expiration Date (as defined below), the eligible holders of Existing Notes accepted for exchange will be eligible to receive the exchange consideration set forth above, which does not include the early tender premium. Eligible holders of Existing Notes accepted for exchange will also receive a cash payment equal to the accrued and unpaid interest in respect of such Existing Notes from June 15, 2016 (the most recent interest payment date) to, but not including, the date the exchange offer is settled (the “Settlement Date”). Interest on the New Notes will accrue from the Settlement Date.

The exchange offer and consent solicitation will expire at 5:00 p.m., New York City time, on August 29, 2016, unless extended or earlier terminated by the Company (the “Expiration Date”). Tenders of Existing Notes and related consents in the exchange offer may be validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on August 8, 2016 (the “Withdrawal Deadline”), but will thereafter be irrevocable, even if the Company otherwise extends the Early Participation Date or extends the exchange offer beyond the Expiration Date, except in certain limited circumstances where additional withdrawal rights are required by law. Tenders submitted in the exchange offer after the Withdrawal Deadline will be irrevocable, except in the limited circumstances where additional withdrawal rights are required by law. The act of tendering Existing Notes pursuant to the exchange offer will constitute a consent to the proposed amendment to the indenture governing the Existing Notes.

The exchange offer is conditioned on the satisfaction or waiver of certain additional conditions, as described in the Offering Documents, including, among other things, (i) the relevant shareholder approvals described in the Offering Documents related to the increase in the number of authorized shares of the Company’s common stock and the issuance of the Shares and (ii) a minimum of 95%, or $855.0 million, of Existing Notes being tendered as of the Expiration Date. To the extent less than 90% in principal amount of the outstanding Existing Notes are validly tendered and accepted for exchange, the New Unsecured Notes will be secured by third-priority liens on substantially all of the Company’s and its subsidiary guarantors’ assets that secure the Company’s revolving bank credit facility. The exchange offer and consent solicitation for the Existing Notes may be amended, extended or terminated.

The exchange offer and consent solicitation is only being made, and copies of the Offering Documents will only be made available, to holders of the Existing Notes who complete and submit an eligibility form confirming that they are (1) “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) or (2) not “U.S. persons” and are outside of the United States within the meaning of Regulation S under the Securities Act (such persons, “eligible holders”). Holders who desire to obtain and complete an eligibility form should contact the information agent, D.F. King & Co., Inc., at (877) 536-1561 (toll-free) or (212) 269-5550 (for banks and brokers), or via the following website: www.dfking.com/wti.

Eligible holders are urged to carefully read the Offering Documents before making any decision with respect to the exchange offer and consent solicitation. None of the Company, the sole dealer manager, the information agent or the exchange agent makes any recommendation as to whether eligible holders should tender or refrain from tendering their Existing Notes. Eligible holders must make their own decision as to whether to tender Existing Notes and, if so, the principal amount of Existing Notes to tender.

The New Securities offered by the Company have not been registered under the Securities Act, or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The exchange offer and consent solicitation is not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release is for informational purposes only and is not an offer to purchase, a solicitation of an offer to purchase or a solicitation of consents with respect to, any securities.

Evercore Group L.L.C. is acting as the sole dealer manager in the Exchange Offer.

About W&T Offshore

W&T Offshore, Inc. is an independent oil and natural gas producer with operations offshore in the Gulf of Mexico and has grown through acquisitions, exploration and development. As of March 31, 2016, the Company has working interests in approximately 54 fields in federal and state waters (50 producing and four fields capable of producing) and has under lease approximately 850,000 gross acres, including approximately 500,000 gross acres on the Gulf of Mexico Shelf and approximately 350,000 gross acres in the deepwater. A majority of the Company’s daily production is derived from wells it operates. For more information on W&T Offshore, please visit the Company’s website at www.wtoffshore.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements reflect the Company’s current views with respect to future events, based on what it believes are reasonable assumptions. No assurance can be given, however, that these events will occur. These statements are subject to risks and uncertainties that could cause actual results to differ materially including, among other things, market conditions, oil and gas price volatility, uncertainties inherent in oil and gas production operations and estimating reserves, unexpected future capital expenditures, competition, the success of the Company’s risk management activities, governmental regulations, uncertainties and other factors discussed in W&T Offshore’s Annual Report on Form 10-K for the year ended December 31, 2015 and subsequent Form 10-Q reports found at www.sec.gov or at the Company’s website at www.wtoffshore.com under the Investor Relations section. Investors are urged to consider closely the disclosures and risk factors in these reports.

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